SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 31, 2011
Date of Report (Date of earliest event reported)
Anchor BanCorp Wisconsin Inc.
(Exact Name of Registrant as Specified in its Charter)
Wisconsin
(State or Other Jurisdiction of Incorporation)

001-34955	391726871
(Commission File Number)	(IRS Employer Identification No.)
25 West Main Street, Madison, Wisconsin 57303
(Address of Principal Executive Office) (Zip Code)
608-252-8982
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 31, 2011, Anchor BanCorp Wisconsin Inc. (the “Company”) entered into Amendment No. 7, dated as of May 25, 2011 (the “Amendment”) to the Amended and Restated Credit Agreement, dated as of June 9, 2008 (the “Credit Agreement”), among the Company, the lenders from time to time a party thereto (the “Lenders”), and U.S. Bank National Association, as administrative agent for such lenders (the “Agent”).
     The Amendment provides the following:
•	The outstanding balance under the Credit Agreement from time to time shall bear interest at a rate equal to 15.0% per annum.

•	Interest accruing is due is due on the earlier of (i) the date the Loans are paid in full or (ii) November 30, 2011 (the “Maturity Date”).

•	The Bank shall maintain the following financial covenants:
•	a Tier 1 Leverage Ratio of not less than 3.95% at all times.

•	a Total Risk Based Capital Ratio of not less than 7.65% at all times.

•	the ratio of Non-Performing Loans to Gross Loans shall not exceed 12.00% at all times.
     The total outstanding balance under the Credit Agreement as of May 31, 2011 was $116.3 million. Under the Amendment, the Agent and the Lenders agree to forbear from exercising their rights and remedies against the Company until the earliest to occur of the following: (i) the occurrence of any Event of Default (other than a failure to make principal payments on the outstanding balance under the Credit Agreement or other Existing Defaults); or (ii) November 30, 2011. Notwithstanding the agreement to forbear, the Agent may at any time, in its sole discretion, take any action reasonably necessary to preserve or protect its interest in the stock of the Bank or any other collateral securing any of the obligations against the actions of the Company or any third party without notice to or the consent of any party.
     The Credit Agreement and the Amendment also contain customary representations, warranties, conditions, indemnification and events of default for agreements of such type.
     The description above is a summary of the terms of the Amendment. This description does not purport to be complete and it is qualified in its entirety by reference to the Amendment, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
               (d) Exhibits
     10.1 Amendment No. 7, dated as of May 25, 2011 and executed May 31, 2011, to the Amended and Restated Credit Agreement, dated as of June 9, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name
Date: June 1, 2011	By:	/s/ Mark D. Timmerman
Executive Vice President, Secretary
and General Counsel

EXHIBIT TABLE

Exhibit	Description
10.1	Amendment No. 7, dated as of May 25, 2011 and executed May 31, 2011, to the Amended and Restated Credit Agreement, dated as of June 9, 2008.